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                                                                    Exhibit 16

SCHEDULE 16 CALCULATIONS

WARBURG, PINCUS NEW YORK TAX EXEMPT FUND, INC.
As of 12/31/97

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
7 Day Yield:
         With Waiver            .000646143 x (365/7) = 3.37%
         Without Waiver         .000633330 x (365/7) = 3.30%

7 Day Effective Yield:
         With Waiver            (1+.000646143)(to the power)(365/7) -1 = 3.43%
         Without Waiver         (1+.000633330)(to the power)(365/7) -1 = 3.35%

Tax Equivalent Yield:
         With Waiver            .0337/(1-.3960)x(1-.07125-.03419) =6.24%
         Without Waiver         .0330/(1-.3960)x(1-.07125-.03419) =6.11%
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